EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261081) on Form S-3 and registration statements (Nos. 333-249782 and 333-249781) on Form S-8 of our report dated March 29, 2021, with respect to the consolidated financial statements of Gatos Silver, Inc.

/s/ KPMG LLP

Denver, Colorado

March 20, 2023